Exhibit 4.3
Mr C J van der Graaf
16 March 2007
Your reward package effective 1st January 2007
We are pleased to confirm the changes to your reward package as from 1st January 2007.
Your Total Reward package has been raised to competitive levels of the peer market where you are based, and therefore you can earn more for strong business performance. The package is aligned with Unilever’s reward strategy for transitioning from a focus on fixed to variable rewards.
Base Salary
Your annual base salary will continue to be €798,000.
The salary will be paid as follows:
•	Unilever PLC will pay GBP 65,000 in the UK.

•	The balance will be payable in the Netherlands by Unilever NV.
Annual Bonus
Your annual bonus for 2007 at target and at maximum has been increased and will range between 0% and 150% of your base salary.
Up to 120% of the base salary will be based on achievement of Unilever’s 2007 business results targets. Max 30% of the base salary will be based upon achievement of your personal (QoR) targets.
Due to a change in the Dutch fiscal legislation your bonus will now be paid full in cash and from your net, 25% of the gross bonus amount will be deducted to buy Unilever shares for you.
The Business Results component will be based on achievement Underlying Sales Growth (USG) and Trading Contribution (TC) targets, and each are equally weighted at 50%.
Appendix 1a + 1b show details of the targets agreed with the Remuneration Committee.
Long-Term Stock Incentives
The expected value of your stock incentive awards for 2007 has been increased at target and at maximum and will range between 0% and 200% of your base salary.
It is the intention to seek formal approval at the AGM’s in May 2007 for a new Long-Term Incentive Plan, and subject to shareholders’ approval, awards will be made shortly thereafter (therefore no award in March).
Please find below a brief description of the proposed award in 2007 under the new plan:
The 2007 Unilever Leadership Performance Share Plan (LPSP) replaces the existing, and separate, GPSP and TSR LTIP grants, while capturing the strategic intent of each. Specifically, three performance measures will govern vesting of LPSP awards under the grant; two internally focussed measures including Group Underlying Sales Growth and Un-geared Free Cash Flow, and one externally focussed measure, relative TSR. Performance for each measure will be assessed independently from the other measures over each three-year performance period.
Under the LPSP, participants are granted a target number of shares at the beginning of each year for the upcoming 3 year performance period. The target grant level will be determined by competitive market practice, and will be communicated as a percentage of base pay converted to a number of shares. Portions of the award will vest based on Group USG and Un-geared Free Cash Flow performance outcomes versus performance targets, and a portion of the award will vest based on Unilever’s relative TSR ranking versus a peer group with 20 other companies (the existing TSR comparator group). The number of shares eventually earned will range from 0% to 200% of the par target award based on actual performance, with the economic value of awards ultimately dependent on share price and level of goal achievement. Vesting and delivery of LPSP shares will occur at the end of the three-year performance period.
The performance measurement weighting for UEx is 30% based on USG, 30% based on Free Cash Flow, and 40% based on relative TSR.
RemCo approved an enhancement to the vesting schedule under the TSR portion of the plan as follows: 50% of the target award will vest if Unilever is ranked 11th among the peer group of companies, 100% if ranked 7th, and 200% if ranked 3rd or above — straight-line vesting will occur between these discreet points. Effectively this increases the expected value of the award from our current practice, but at the same time more closely aligns the values delivered through our vesting schedule with competitive practice.
In 2007 only the Unilever UEx members and WL5 managers will be awarded under the new plan. The other participants will remain the in the GPSP plan in 2007.
We are excited that this plan improves the competitive alignment of our new program and eases its understanding.
Appendix 2 show details of the targets for this new plan agreed with the Remuneration Committee subject to Shareholders approving the new plan.
Further details will follow after the AGM’s in May 2007.
Following the change in Dutch tax legislation the award and vesting will be settled in cash.
Matching Shares
The Dutch fiscal legislation has changed and therefore, different from the past, you will not receive matching shares at the time of award. Instead of this you will after three years receive a cash bonus equivalent to the then market value of the bonus paid in shares, plus a dividend equivalent. This will be subject to income tax.
We hope you will invest the cash bonus in Unilever shares.
Personal Shareholding requirement
You are required to build and maintain a personal shareholding in Unilever of at least one and a half times your Base Salary. As long as you have not built up the requested shareholding you are only allowed to sell vested shares/options to cover your tax liability on the vesting. Any other sale of shares will only be permitted when you have built up the shareholding.
Prerequisites and benefits
Local practice will continue to apply to you for company car and other employee provisions.

As an Executive team member 5% of your base salary may be spent each year on travelling expenses for your partner when accompanying you on business travel.
Pension
You will continue to be covered via the Director’s Pension letter.
2006 was again a challenging year for the team, yet we made significant progress toward your strategic goals. We want to take this opportunity to thank you for your valued contributions. Unilever has good momentum going into 2007.
We look forward to your continued support as we build on the 2006 achievements and drive our agenda in 2007.
With kind regards

/s/ Patrick Cescau	/s/ Antony Burgmans

Patrick Cescau	Antony Burgmans
END
Mr R D Kugler
16 March 2007
Your reward package effective 1st January 2007
We are pleased to confirm the changes to your reward package as from 1 January 2007.
Your Total Reward package has been raised to competitive levels of the peer market where you are based, and therefore you can earn more for strong business performance. The package is aligned with Unilever’s reward strategy for transitioning from a focus on fixed to variable rewards.
Base Salary
Your annual base salary will continue to be GBP 587,500.
The salary will be paid as follows:
•	Unilever NV will pay EURO 100,000 in the Netherlands.

•	The balance will be payable in the UK by Unilever PLC.
Your pensionable salary will also continue to be GBP 972,500.
Annual Bonus
Your annual bonus for 2007 at target and at maximum has been increased and will range between 0% and 150% of your base salary.

Up to 120% of the base salary will be based on achievement of Unilever’s 2007 business results targets. Max 30% of the base salary will be based upon achievement of your personal (QoR) targets. One-quarter of your annual bonus will be paid in the form of Unilever shares. The company will match these shares and the matching shares will form part of your long-term incentive arrangements described below.
The Business Results component will be based on achievement Underlying Sales Growth (USG) and Trading Contribution (TC) targets, and each are equally weighted at 50%.
Appendix 1a + 1b show details of the targets agreed with the Remuneration Committee.
Long-Term Stock Incentives
The expected value of your stock incentive awards for 2007 has been increased at target and at maximum and will range between 0% and 200% of your base salary.
It is the intention to seek formal approval at the AGM’s in May 2007 for a new Long-Term Incentive Plan, and subject to shareholders’ approval, awards will be made shortly thereafter (therefore no award in March).
Please find below a brief description of the proposed award in 2007 under the new plan:
The 2007 Unilever Leadership Performance Share Plan (LPSP) replaces the existing, and separate, GPSP and TSR LTIP grants, while capturing the strategic intent of each. Specifically, three performance measures will govern vesting of LPSP awards under the grant; two internally focussed measures including Group Underlying Sales Growth and Un-geared Free Cash Flow, and one externally focussed measure, relative TSR. Performance for each measure will be assessed independently from the other measures over each three-year performance period.
Under the LPSP, participants are granted a target number of shares at the beginning of each year for the upcoming 3 year performance period. The target grant level will be determined by competitive market practice, and will be communicated as a percentage of base pay converted to a number of shares. Portions of the award will vest based on Group USG and Un-geared Free Cash Flow performance outcomes versus performance targets, and a portion of the award will vest based on Unilever’s relative TSR ranking versus a peer group with 20 other companies (the existing TSR comparator group). The number of shares eventually earned will range from 0% to 200% of the par target award based on actual performance, with the economic value of awards ultimately dependent on share price and level of goal achievement. Vesting and delivery of LPSP shares will occur at the end of the three-year performance period.
The performance measurement weighting for UEx is 30% based on USG, 30% based on Free Cash Flow, and 40% based on relative TSR.
RemCo approved an enhancement to the vesting schedule under the TSR portion of the plan as follows: 50% of the target award will vest if Unilever is ranked 11th among the peer group of companies, 100% if ranked 7th, and 200% if ranked 3rd or above — straight-line vesting will occur between these discreet points. Effectively this increases the expected value of the award from our current practice, but at the same time more closely aligns the values delivered through our vesting schedule with competitive practice.
In 2007 only the Unilever UEx members and WL5 managers will be awarded under the new plan. The other participants will remain the in the GPSP plan in 2007.
We are excited that this plan improves the competitive alignment of our new program and eases its understanding.

Appendix 2 show details of the targets for this new plan agreed with the Remuneration Committee subject to Shareholders approving the new plan.
Further details will follow after the AGMs in May 2007.
Matching Shares
As mentioned, under variable pay a part of your annual variable pay is paid in the form of Unilever shares. The company will match this investment with the same number of shares. All these shares have to be held for a period of three years. Once the three-year period has elapsed, full ownership of the shares will pass to you.
Personal Shareholding requirement
You are required to build and maintain a personal shareholding in Unilever of at least one and a half times your Base Salary. As long as you have not built up the requested shareholding you are only allowed to sell vested shares/options to cover your tax liability on the vesting. Any other sale of shares will only be permitted when you have built up the shareholding.
Perquisites and benefits
Local practice will continue to apply to you for company car and other employee provisions.
As an Executive team member 5% of your base salary may be spent each year on travelling expenses for your partner when accompanying you on business travel.
Pension
You will continue to be covered via the Director’s Pension letter. Your pensionable salary will not include the variable pay element.
2006 was again a challenging year for the team, yet we made significant progress toward your strategic goals. We want to take this opportunity to thank you for your valued contributions. Unilever has good momentum going into 2007.
We look forward to your continued support as we build on the 2006 achievements and drive our agenda in 2007.
With kind regards

/s/ Patrick Cescau	/s/ Antony Burgmans

Patrick Cescau	Antony Burgmans
END
P J Cescau
29 February 2008
Your reward package effective 1st January 2008

I am pleased to confirm the changes to your reward package as from 1st January 2008.
The fixed and variable components of your Total Reward package have been raised, and therefore you can earn more for strong business and shareholder linked performance.
Base Salary
Your annual base salary will increase by 5% to GBP 1,021,125 as from 1st January 2008.

The salary will be paid as follows:
•	Unilever NV will pay 30% of the salary in the Netherlands.
•	The balance will be payable in the UK by Unilever PLC.
Your pensionable salary will also increase by 5% to EURO 1,360,600 as from 1st January 2008.
Annual Bonus
Your annual bonus for 2008 at target has been increased; both USG and TC business targets will now be treated similarly within the VPA Bonus model. Both will have a payout of 60% of maximum for A/P achievement and therefore your 2008 target bonus, at A/P, is 113.3 % of your base salary. The Bonus range is between 0% and 200% of your base salary.
Two thirds of the bonus will be based on achievement of Unilever’s 2008 business results targets. One third of the bonus will be based upon achievement of your personal (QoR) targets, including an assessment of Leadership. One-quarter of your annual bonus will be paid in the form of Unilever shares. The company will match these shares and the matching shares will form part of your long-term incentive arrangements described below.
Appendix 1a shows details of the 2008 Business targets agreed with the Remuneration Committee.
Details on the 2008 QoR targets will follow soon.
Long-Term Stock Incentives
The value of your stock incentive award for 2008 has been increased, with a fair value of 100% this year, from a fair value of 90% last year. Using the current conversion factors, this result in you receiving a grant with a face value of approximately 145% of your 2008 salary.
Actual vested awards of these performance shares will range between 0% and 200% of the granted shares.
LPSP:
Under the LPSP, participants are granted a target number of shares at the beginning of each year for the upcoming 3 year performance period.
Portions of the award will vest based on Group USG and Ungeared Free Cash Flow performance outcomes versus performance targets, and a portion of the award will vest based on Unilever’s relative TSR ranking versus a peer group with 20 other companies (the existing TSR comparator group). The number of shares eventually earned will range from 0% to 200% of the par target award based on actual performance, with the economic value of awards ultimately dependent on share price and level of goal achievement. Vesting and delivery of LPSP shares will occur at the end of the three-year performance period.

The performance measurement weighting for UEx is 30% based on USG, 30% based on Free Cash Flow, and 40% based on relative TSR.
Appendix 2 show details of the targets for the 2008 award agreed with the Remuneration Committee.
Matching Shares
As mentioned, under variable pay a part of your annual variable pay is paid in the form of Unilever shares. The company will match this investment with the same number of shares. All these shares have to be held for a period of three years. Once the three-year period has elapsed full ownership of the shares will pass to you.
Please find attached a comparison of the 2007 and 2008 Total Remuneration package for your information.
Personal Shareholding requirement
You are required to build and maintain a personal shareholding in Unilever of at least one and a half times your Base Salary. As long as you have not built up the requested shareholding you are only allowed to sell vested shares/options to cover your tax liability on the vesting. Any other sale of shares will only be permitted when you have built up the shareholding.
Perquisites and benefits
Local practice will continue to apply to you for company car and other employee provisions.
As an Executive Team member 5% of your base salary may be spent each year on travelling expenses for your partner when accompanying you on business travel.
Pension
You will continue to be covered via the Director’s Pension letter.
I want to take this opportunity to thank you for your leadership and impact on Unilever’s business. The recent results, and continuing momentum, are largely a reflection of the successes you, and your leadership team, have achieved on behalf of Unilever’s shareholders.
Unilever has good momentum going into a very challenging 2008.
With kind regards,
/s/ Michael Treschow
Michael Treschow
END
Mr J Lawrence
20 May 2008

Dear Jim,
Your reward package effective 1st January 2008
I am pleased to confirm the changes to your reward package as from 1st January 2008.
Base Salary
Referring to the letter of 14 March 2008 and your election as an Executive Directors of Unilever we are now writing to you to inform that as from 1 june 2008 your salary will be paid Effective 1st January 2008 your annual base salary has been increased by 3% to USD1,133,000.
Annual Bonus
Subject to shareholder approval at the 2008 AGM’s, your Annual Bonus maximum opportunity for 2008 will be increased to 160%. Additionally, the bonus at target (AP) will be increased as both USG and TC business targets will now have a payout of 60% of their respective range maximums. In 2007 the TC business target had a payout of 50% of maximum for AP achievement. As a result your 2008 target bonus at AP will be 93% of your base salary vs 80% in 2007.
A maximum of 130 % will be based on achievement of Unilever’s 2008 business results targets. Up to 30% of the bonus will be based upon achievement of your personal (QoR) targets. One-quarter of your annual bonus will be paid in the form of Unilever shares. The company will match these shares and the matching shares will form part of your long-term incentive arrangements described below.
Appendix 1a shows details of the targets agreed with the Remuneration Committee. Details on the 2008 QoR targets will follow soon.
Long-Term Stock Incentives
Again subject to shareholder approval, the fair value of your stock incentive award for 2008 under LPSP is 231% of your salary. Using the current conversion factors, this results in you receiving a grant with a face value of approximately 335% of your salary. Actual vested awards of these performance shares will range between 0% and 200% of the granted shares.
LPSP
Under the LPSP, participants are granted a target number of shares at the beginning of each year for the upcoming 3 year performance period.
Portions of the award will vest based on Group USG and Un-geared Free Cash Flow performance outcomes versus performance targets, and a portion of the award will vest based on Unilever’s relative TSR ranking versus a peer group with 20 other companies (the existing TSR comparator group). The number of shares eventually earned will range from 0% to 200% of the par target award based on actual performance, with the economic value of awards ultimately dependent on share price and level of goal achievement. Vesting and delivery of LPSP shares will occur at the end of the three-year performance period.
The performance measurement weighting for UEx is 30% based on USG, 30% based on Free Cash Flow, and 40% based on relative TSR.

Appendix 2 show details of the targets for the 2008 award agreed with the Remuneration Committee.
Matching Shares
As mentioned, under Annual Bonus part of your annual bonus is paid in the form of Unilever shares. The company will match this investment with the same number of shares.
All these shares have to be held for a period of three years. Once the three-year period has elapsed full ownership of the shares will pass to you.
Please find attached a comparison of the 2007 and 2008 Total Remuneration package for your information.
Personal Shareholding requirement
The personal shareholding requirement amounts to at least one and a half times your Base Salary.
Perquisites and benefits
Local practice will apply to you for medical insurance, company car and other employee provisions.
As an Executive Team member 5% of your base salary may be spent each year on travelling expenses for your partner when accompanying you on business travel.
You are also provided with an entertainment cost allowance of £1,000 gross a year. This is to compensate for small out of the pocket cost
Pension
You will soon receive details of your US style pension plan.
Your pensionable salary does not include the variable pay element.
.......................................
In 2007 we made significant progress on our strategic goals. I want to take this opportunity to thank you for your leadership, impact, and key contributions. I look forward to your continued support as we build upon our 2007 achievements and drive our agenda in a challenging 2008.
With kind regards,
/s/ Patrick Cescau
Patrick Cescau
END

Mr P Polman
29 August, 2008
Base Salary
The annual base salary is set at GBP 920,000.
Annual Bonus
The annual target bonus is 113% of base salary for meeting our Annual Plan. The maximum limit is 200% of salary.
One-quarter of the annual bonus will be paid in the form of Company shares. The Company will match these shares, with the matching shares forming part of the long-term incentive arrangement as described below.
Over 2008 a pro rata bonus for months in service will be awarded.
Long-Term Stock Incentives
An annual share grant will be awarded under our Leadership Performance Share Plan (LPSP). This year, the grant will be awarded in November 2008 or later, depending on date of employment.
The face value of the 2008 award will be GBP 1,738,000 and will be granted half in Company NV and half in Company PLC shares.
Under the LPSP, participants are granted a par number of shares at the beginning of each year for the upcoming 3 year performance period. Portions of the award will vest 3 years after the grant date based on Group Underlying Sales Growth and Un-geared Free Cash Flow performance outcomes versus performance targets, and a portion of the award will vest based on the Company’s relative TSR ranking versus a peer group with 20 other companies (the TSR comparator group). The number of shares eventually earned will range from 0% to 200% of the par award based on actual performance, with the economic value of awards ultimately dependent on share price and level of goal achievement.
Matching Shares
As mentioned, part of the annual bonus is paid in the form of Company shares, with the Company matching this investment with an equivalent number of shares.
All these shares have to be held for a period of three years. Once the three-year period has elapsed full ownership of the shares will pass.
Personal Shareholding Requirement
There is a requirement to maintain a personal shareholding in the Company of at least one and a half times your Base Salary, to be attained within 5 years of start of service.

Benefits
You will be covered under our international medical plan as well as life and disability cover. This will apply to dependents as well.
Perquisites
Local UK practice will apply for company car and driver (to and from business functions in the UK), and other employee provisions.
As an Executive Team member 5% of the base salary may be spent each year on partner’s expenses when accompanying you on business travel.
Pension
Cover is provided under the International Pension Plan (IPP), which is an account based plan in which the Company will contribute 15% of base salary, and the employee will contribute 1%.
In addition, for each year of service to age 60, we will accrue on your behalf a supplemental 12% of salary, with investment returns replicating those of the IPP. The total value of the accumulated supplement will vest the latter of age 60 or actual retirement.
One-off “Welcome” Awards
Upon hire a one time cash award will be paid of GBP 750,000 with a pro rata claw back over 3 years in the event of departure in that period for any reason other than death, disability, injury, redundancy, wrongful dismissal, mutual agreement or at the Company’s election for any reason other than due cause, all as set out in the contract of employment.
Furthermore, a Restricted Stock grant with a face value of GBP 2,000,000 will be awarded on joining. The restricted stock will vest at 33% on each of the first three grant anniversaries, assuming continued service.
Relocation to the UK
A one time payment of GBP 150,000 will be made to assist with housing requirements.
Should you choose to relocate to the UK the Company will arrange for some of your household to be moved to the UK. The Company will bear the cost following the Company relocation policy.

Signed	Signed
For and on behalf of the Company

/s/ Steve Williams	/s/ Paul Polman
Steve Williams	Paul Polman

/s/ Sven Dumoulin
Sven Dumoulin
END